Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated                     , 2009, with respect to the consolidated financial statements of Team Health Holdings, Inc. in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-162347) and related Prospectus of Team Health Holdings, Inc. dated November 6, 2009.

Nashville, Tennessee

                    , 2009

The foregoing consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP

Nashville, Tennessee

November 6, 2009